Exhibit 4.2

FORM OF INDENTURE

ANTALPHA PLATFORM HOLDING COMPANY

Issuer

and

[NAME OF TRUSTEE]

Trustee

_________________________

INDENTURE

Dated as of [_____________], 20[__]

_________________________

Debt Securities Issuable in One or More Series

i

ARTICLE 11 Redemption of Securities	24
Section 11.01. Applicability of Article.	24
Section 11.02. Election to Redeem; Notice to Trustee.	24
Section 11.03. Selection by Trustee of Securities to Be Redeemed; Notice of Redemption.	24
Section 11.04. Deposit of Redemption Price.	24

CROSS-REFERENCE TABLE*

Reconciliation and tie between the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Indenture, dated as of [_______], 20[__], between Antalpha Platform Holding Company and [Name of Trustee], as Trustee:

Trust Indenture Act Section	Indenture Section
310(a)	6.09
310(a)(2)	6.09
310(a)(3)	N/A
310(a)(4)	N/A
310(b)	6.08
311(a)	6.13
311(b)	6.13
312(a)	7.01, 7.02
312(b)	7.02
312(c)	7.02
313(a)	7.03
313(b)	7.03
313(c)	6.02, 7.03
313(d)	7.03
314(a)	7.04
314(a)(4)	10.04
314(b)	N/A
314(c)(1)	1.02
314(c)(2)	1.02
314(c)(3)	N/A
314(d)	N/A
314(e)	1.02
314(f)	N/A
315(a)	6.01
315(b)	6.02
315(c)	6.01
315(d)	6.01
315(e)	5.14
316(a)(1)(A)	5.12
316(a)(1)(B)	5.13
316(a)(2)	N/A
316(b)	5.08
317(a)(1)	5.03
317(a)(2)	5.04
317(b)	10.03
318(a)	14.01

*	Note: This cross-reference table is not part of the Indenture.

INDENTURE

INDENTURE, dated as of [_______________], 20[__] (this “Indenture”), between Antalpha Platform Holding Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), having its principal executive offices at 7 Temasek Boulevard, Suntec Tower 1, #31-02, Singapore 038987, and [Name of Trustee], a [State of organization and form of organization], having a corporate trust office at [Address] (the “Trustee”).

RECITALS

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”) in one or more fully registered series;

WHEREAS, the Securities may be senior, senior subordinated or subordinated obligations of the Company, as may be specified in the applicable supplemental indenture, Board Resolution or Officers’ Certificate establishing the terms of a particular series of Securities;

WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or the “TIA”), that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

Definitions and Other Provisions of General Application

Section 1.01. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States or International Financial Reporting Standards, as applicable, as used by the Company in preparing its financial statements filed with the Commission, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are used by the Company in its financial statements filed with the Commission at the date of such computation;

(c) all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture as originally executed;

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e) the term “including” means “including without limitation.”

“Act” means when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” means of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

“Authorized Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Board of Directors” means the board of directors of the Company or any committee of such board duly authorized to act for it.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means when used with respect to any Place of Payment, means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in such Place of Payment are authorized or obligated by law or executive order to remain closed.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means has the meaning specified in the preamble of this Indenture, and includes any successor Person pursuant to the applicable provisions of this Indenture.

“Company Order” means a written order signed in the name of the Company by one or more Authorized Officers and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at [Address], or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee at such office.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.11, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder.

“Event of Default” means, with respect to Securities of any series, has the meaning specified in Section 5.01.

“Global Security” means a Security evidencing all or part of a series of Securities, issued to the Depositary or its nominee, and registered in the name of such Depositary or its nominee.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Interest Payment Date” means when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity” means when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officers’ Certificate” means a certificate signed by any two Authorized Officers of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Company and who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Securities” means any Securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding” means when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation; (b) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and (c) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof reasonably satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company.

“Paying Agent” means any Person authorized by the Company to pay the principal of (or premium, if any) or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Sections 3.01 and 10.02.

“Predecessor Security” means of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series, means the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer” means when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities” means has the meaning stated in the recitals of this Indenture and, more particularly, means any securities authenticated and delivered under this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Register” means has the meaning specified in Section 3.05.

“Security Registrar” means has the meaning specified in Section 3.05.

“Series” means any series of Securities established by or pursuant to a Board Resolution or in any supplemental indenture as provided in Section 3.01.

“Stated Maturity” means when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any Person of which the Company, directly or indirectly, owns more than 50% of the outstanding voting stock or equivalent equity interests having ordinary voting power for the election of directors or other governing body.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to the Securities of that series.

“Trust Indenture Act” or “TIA” means the United States Trust Indenture Act of 1939, as amended.

“United States” means the United States of America (including the States and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction.

Section 1.02. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 1.03. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Section 1.04. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.

Section 1.05. Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, attention: [____________], or (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, sent by overnight courier, or transmitted by email, addressed to the Company at the address of its principal office as set forth in the preamble of this Indenture, attention: [General Counsel].

Section 1.06. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

Section 1.07. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.09. Severability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11. Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES, AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY IRREVOCABLY APPOINTS [NAME AND ADDRESS OF AGENT] AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.

Section 1.12. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Securities) payment of principal (and premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, sinking fund payment date, or at the Stated Maturity, and no interest shall accrue for the intervening period.

ARTICLE 2

Security Forms

Section 2.01. Forms Generally.

The Securities of each series shall be in substantially such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to (rather than set forth in) a Board Resolution, an Officers’ Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers of the Company executing such Securities, as evidenced by their execution of the Securities.

Section 2.02. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ___________________

[NAME OF TRUSTEE], as Trustee

By: ___________________________________

Authorized Signatory

ARTICLE 3

The Securities

Section 3.01. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following: the title; aggregate principal amount; date(s) of issuance; interest rate(s); Stated Maturity; payment dates; record dates; place of payment; currency; redemption provisions; sinking fund provisions; denominations; conversion or exchange provisions; subordination provisions; provisions for global securities; defeasance or covenant defeasance applicability; the identity of the Trustee for such series; any guarantees; additional Events of Default; additional covenants; and any other terms, in each case to the extent not inconsistent with this Indenture.

Section 3.02. Denominations.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specification, the Securities of any series shall be issuable in U.S. dollar-denominated minimum denominations of $[__] and integral multiples of $[__] thereof, or in such other minimum denominations and integral multiples as shall be established with respect to any series of Securities in the applicable Board Resolution or supplemental indenture.

Section 3.03. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by an Authorized Officer of the Company. The signature of any such Authorized Officer may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities. The Trustee shall not be required to authenticate any Securities for sale or delivery unless such Company Order is accompanied by an Officers’ Certificate and an Opinion of Counsel of the Company stating that the form and terms of such Securities have been duly established in accordance with this Indenture.

Section 3.04. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. The Company shall promptly, as the case may require, prepare definitive Securities of such series and, upon surrender of the temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series of like tenor.

Section 3.05. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee, or at the office of such other agent as the Company may designate (the “Security Registrar”), a register (the “Security Register”) in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities of each series and of transfers of Securities of such series. The Trustee is hereby appointed Security Registrar for the purpose of registering Securities and transfers of Securities as herein provided. The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for the purposes specified in this Section 3.05; provided that there shall at all times be a Security Registrar in the United States or such other location as may be specified in connection with the establishment of a particular series.

Upon surrender for registration of transfer of any Security of any series at the office of the Security Registrar, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations, of like aggregate principal amount and tenor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denomination or denominations of like aggregate principal amount and tenor upon surrender of the Securities to be exchanged at the office or agency of the Company. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 3.06 or 8.06 not involving any transfer.

Section 3.06. Mutilated, Destroyed, Lost or Stolen Securities.

If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like series, principal amount and tenor, bearing a number not contemporaneously outstanding. In the case of any mutilated, destroyed, lost or stolen Security, an indemnity reasonably satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Security before a replacement Security shall be issued.

Section 3.07. Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Section 3.08. Persons Deemed Owners.

Prior to and at the time of due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any sinking fund or amortization payment, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by the Trustee.

Section 3.10. Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11. Global Securities.

If the Company shall establish pursuant to Section 3.01 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order with respect to such series, authenticate and deliver such Global Security or Securities, which (a) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (b) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (c) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, and (d) shall bear a legend substantially to the effect set forth below or such other legend as is required by the Depositary.

The legend referred to in clause (d) above shall be substantially to the following effect:

“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

Unless this Security is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of the Depositary or such other name as is requested by an authorized representative of the Depositary (and any payment is made to the Depositary or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the Depositary or its nominee, has an interest herein.”

ARTICLE 4

Satisfaction and Discharge

Section 4.01. Satisfaction and Discharge of Indenture.

This Indenture shall, upon Company Order, cease to be of further effect with respect to any series of Securities (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for, any rights of Holders of Securities of such series to receive payments of principal of (and premium, if any) and interest, if any, on such Securities when due, certain rights of the Trustee and the rights, obligations and immunities of the Trustee hereunder), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series of Securities, when (a) either (i) all Securities of such series theretofore authenticated and delivered (other than Securities replaced pursuant to Section 3.06) have been delivered to the Trustee for cancellation, or (ii) all such Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and (b) the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

ARTICLE 5

Remedies

Section 5.01. Events of Default.

“Event of Default” with respect to Securities of any series, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless it is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officers’ Certificate establishing the terms of such series of Securities pursuant to Section 3.01:

(a) default in the payment of any interest on any Security of that series when such interest becomes due and payable, and continuance of such default for a period of 30 days;

(b) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity;

(c) default in the deposit of any sinking fund payment, when and as due in respect of any Security of that series;

(d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of [__] days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least [25]% in principal amount of the Outstanding Securities of that series (or such other period or percentage as may be specified in the applicable Board Resolution or supplemental indenture) a written notice specifying such default or breach;

(e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under the United States Bankruptcy Code, as amended, or any other applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law, or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal, State or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(f) the commencement by the Company of a voluntary case or proceeding under the United States Bankruptcy Code, as amended, or any other applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent.

Section 5.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than [25]% in principal amount of the Outstanding Securities of that series (or such other percentage as may be specified in the applicable Board Resolution or supplemental indenture) may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of [__] days (or such other grace period as may be specified in the applicable Board Resolution or supplemental indenture), or (b) default is made in the payment of the principal of (or premium, if any, on) any Security at its Maturity, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.04. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid: First, to the payment of all amounts due the Trustee under Section 6.07; Second, to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and Third, the balance, if any, to the Person or Persons entitled thereto.

Section 5.07. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series; (b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee for [__] days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture; (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and (c) the Trustee need not take any action that it determines in good faith may involve it in personal liability or be unduly prejudicial to the Holders not joining therein.

Section 5.13. Waiver of Past Defaults.

The Holders of not less than a [majority] in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or (b) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than [10]% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the applicable due date.

ARTICLE 6

The Trustee

Section 6.01. Certain Duties and Responsibilities of the Trustee.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 6.02. Notice of Defaults.

Within [__] days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such Default known to the Trustee with respect to the Securities of that series, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security of such series, or in the payment of any sinking fund installment with respect to any Security of such series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series.

Section 6.03. Certain Rights of Trustee.

Subject to the provisions of Section 6.01: (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order or as otherwise expressly provided herein, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution; (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon an Officers’ Certificate; (d) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 6.04. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 6.05. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07. Compensation and Reimbursement.

The Company agrees (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and (c) to indemnify the Trustee and its officers, directors, agents and employees for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder. As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities. The provisions of this Section shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

Section 6.08. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.09. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least US$[__] (or such greater amount as may be specified in the applicable Board Resolution or supplemental indenture, or as may be required by any underwriter or purchaser of the Securities). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11. The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. The Trustee may be removed with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If at any time (a) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder, (b) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company by a Board Resolution may remove the Trustee with respect to all Securities, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of that or those series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a [majority] in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Company. The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06.

Section 6.11. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such Authenticating Agent shall at all times be a Person eligible in accordance with the provisions of the Trust Indenture Act and acceptable to the Trustee. The Company agrees to pay each Authenticating Agent reasonable compensation for its services under this Section, and the provisions of Sections 6.04, 6.05 and 6.07 shall be applicable to each Authenticating Agent.

ARTICLE 7

Holders’ Lists and Reports by Trustee and Company

Section 7.01. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee (a) semi-annually, not later than each Regular Record Date for an Interest Payment Date for the Securities of each series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date, and (b) at such other times as the Trustee may request in writing, within [__] days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than [__] days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.02. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Securities, and the Trustee, the Company and any other Person shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 7.03. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided therein.

Section 7.04. Reports by Company.

The Company shall file with the Trustee, within [__] days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. Filing of such reports via the Commission’s EDGAR system (or any successor thereto) shall be deemed to satisfy the delivery requirements of this Section.

ARTICLE 8

Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.01. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or, directly or indirectly, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless: (a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the “Successor Person”) shall be a Person organized and existing under the laws of the Cayman Islands, Singapore, the British Virgin Islands, the United States, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Successor Person or any Subsidiary of the Successor Person as a result of such transaction as having been incurred by the Successor Person at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 8 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02. Successor Person Substituted.

Upon any consolidation by the Company with or merger of the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 9

Supplemental Indentures

Section 9.01. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes: (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities; (c) to add additional Events of Default with respect to all or any series of Securities; (d) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities of any series in bearer form, registrable or not registrable as to principal; (e) to change or eliminate any of the provisions of this Indenture; (f) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series; (h) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or (i) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination shall not apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision.

Section 9.02. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a [majority] in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby: (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Security; (b) reduce the principal amount of, or the premium, if any, on, any such Security or reduce the rate of interest thereon; (c) change any Place of Payment where any such Security or interest thereon is payable; (d) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (e) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences; or (f) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or (g) modify or amend any other provision expressly designated as unamendable without the consent of each affected Holder in the applicable Board Resolution or supplemental indenture.

ARTICLE 10

Covenants

Section 10.01. Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 10.02. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

Section 10.03. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Section 10.04. Statement by Officers as to Default.

The Company shall deliver to the Trustee within [__] days after the end of each fiscal year (or, if later, the period within which the Company is required to file its Annual Report on Form 20-F with the Commission) of the Company ending after the date hereof an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

ARTICLE 11

Redemption of Securities

Section 11.01. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01) in accordance with this Article 11.

Section 11.02. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least [__] days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee, and subject to any longer or shorter notice period as may be specified in the applicable Board Resolution or supplemental indenture), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.03.

Section 11.03. Selection by Trustee of Securities to Be Redeemed; Notice of Redemption.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than [__] nor more than [__] days prior to the Redemption Date (or such other notice period as may be specified in the applicable Board Resolution or supplemental indenture), to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

Section 11.04. Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

ARTICLE 12

Defeasance and Covenant Defeasance

Section 12.01. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at any time, to have either Section 12.02 (Defeasance) or Section 12.03 (Covenant Defeasance) applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 3.01 as being defeasible pursuant to such Section 12.02 or Section 12.03, in accordance with any applicable requirements provided pursuant to Section 3.01 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01 for such Securities.

Section 12.02. Defeasance and Discharge.

Upon the Company’s exercise of its option to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities and the provisions of this Indenture relating thereto on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter, “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities, and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in such Section, payments of principal of (and premium, if any) and interest on such Securities when payments are due; (b) the Company’s obligations to comply with certain provisions; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (d) this Article 12.

Section 12.03. Covenant Defeasance.

Upon the Company’s exercise of its option to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be released from its obligations under any covenants applicable to such Securities (other than those specified in Section 10.01) on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter, “Covenant Defeasance”), and such Securities shall thereafter be deemed not to be Outstanding for the purpose of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant.

Section 12.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 12.02 or Section 12.03 to any Securities or series of Securities, as the case may be: (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) money, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in accordance with their terms will provide, without reinvestment, money, or (iii) a combination thereof, in each case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and each installment of interest on the Outstanding Securities of such series on the days on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; (b) the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance or Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance or Covenant Defeasance had not occurred; and (c) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit; and (d) the Company shall have satisfied any additional conditions as may be specified in the applicable Board Resolution or supplemental indenture with respect to Defeasance or Covenant Defeasance of Securities of such series.

“U.S. Government Obligations” means securities which are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

ARTICLE 13

Subordination of Securities (Applicable Only to Subordinated Series)

[The provisions of this Article 13 shall apply only to those Securities established as subordinated Securities pursuant to Section 3.01. For senior Securities, this Article 13 shall not apply, and the Securities of such series shall be senior unsecured obligations of the Company. The following provisions reflect a standard form of subordination that may be modified or omitted by the supplemental indenture, Board Resolution or Officers’ Certificate establishing a particular series of subordinated Securities.]

Section 13.01. Securities Subordinate to Senior Indebtedness.

The Company covenants and agrees, and each Holder of a Security of any subordinated series, by acceptance thereof, likewise covenants and agrees, that the indebtedness represented by such Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities of such series are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full of all Senior Indebtedness (as defined in the supplemental indenture, Board Resolution or Officers’ Certificate establishing such subordinated series).

“Senior Indebtedness” means the principal of (and premium, if any) and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such interest is an allowed claim in such proceeding) all indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is not superior in right of payment to the Securities or is expressly stated to rank pari passu with or junior to the Securities.

Section 13.02. No Payment When Senior Indebtedness in Default.

No payment shall be made by the Company on account of principal of (or premium, if any) or interest on the subordinated Securities, or on account of the purchase or other acquisition of such Securities, if there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness, until such default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full.

Section 13.03. Payments to Senior Indebtedness Upon Dissolution, Etc.

Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, total or partial liquidation, winding-up or reorganization of the Company (whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings), all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof in cash provided for, before any payment is made by the Company on account of the principal of (or premium, if any) or interest on the subordinated Securities.

ARTICLE 14

Conversion or Exchange of Securities

Section 14.01. Conversion or Exchange.

Debt Securities of any series may be convertible into or exchangeable for other securities of the Company or another Person (including, without limitation, Class A ordinary shares of the Company, other Debt Securities, warrants of the Company, or securities of any subsidiary or affiliate of the Company, or a combination of the foregoing), or into or for any other consideration, on the terms and subject to the conditions established by the applicable Board Resolution, Officers’ Certificate or supplemental indenture with respect to any series of Securities, including, without limitation, the conversion or exchange rate or ratio (which may be fixed or variable), the conversion or exchange price (if any), the conversion or exchange period, provisions for adjustment of the conversion or exchange rate or price (including in the event of stock splits, share dividends, recapitalizations, business combinations or similar transactions), provisions for optional or mandatory conversion or exchange, provisions for cash settlement in lieu of physical delivery of securities upon conversion or exchange, and any other terms and conditions relating thereto.

Section 14.02. Reservation of Shares or Securities.

If Debt Securities of any series are convertible into or exchangeable for Class A ordinary shares or other securities of the Company, the Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A ordinary shares or other authorized securities, as applicable, a sufficient number of such shares or other securities to permit the conversion or exchange of all Outstanding Securities of such series in accordance with their terms.

Section 14.03. No Effect on Non-Convertible Series.

The provisions of this Article shall not apply to any series of Securities that is not expressly designated as convertible or exchangeable in the applicable Board Resolution, Officers’ Certificate or supplemental indenture.

ARTICLE 15

Miscellaneous Provisions

Section 15.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 15.02. Successor.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, as more fully set forth in Section 1.08.

Section 15.03. Counterparts.

This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Indenture by facsimile, email (including .pdf or any electronic signature) or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

Section 15.04. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.05. Force Majeure.

In no event shall the Trustee or the Company be responsible or liable for any failure or delay in the performance of its obligations hereunder (other than payment obligations of the Company with respect to the Securities) arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ANTALPHA PLATFORM HOLDING COMPANY

By:
	Name:	[____________]
	Title:	[____________]

[NAME OF TRUSTEE], as Trustee

By:
	Name:	[____________]
	Title:	[____________]